Rights of shareholders described in documents listed in Item 77Q1(a) above.

Form of Combined Amended and Restated Rule
18f-3 Multi-Class Plan effective February 19,
2005. Incorporated herein by reference to
 the Registrant's Registration Statement filed on February 18, 2005
(Accession number 0001047469-05-004230).